UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2010

LaBRANCHE & CO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15251	13-4064735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Whitehall Street, New York, New York 10004

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 29, 2010, LaBranche & Co Inc. (the “Company”) announced its intention to commence a tender offer to repurchase up to 15 million shares of its common stock at a price of $4.60 per share. The tender offer is expected to begin today, January 29, 2010, and to expire at 5:00 p.m., New York City time, on March 1, 2010, unless extended. The number of shares proposed to be purchased in the tender offer represents approximately 29.1% of the Company’s currently outstanding shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press release issued by LaBranche & Co Inc. dated January 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBRANCHE & CO INC.

Date: January 29, 2010	By:	/s/ JEFFREY A. MCCUTCHEON
	Name:	Jeffrey A. McCutcheon
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued by LaBranche & Co Inc. dated January 29, 2010.

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